Exhibit 21.1
Subsidiaries

Name	Jurisdiction of Organization
Emdeon Business Services LLC	Delaware
Envoy LLC	Delaware
MedE America LLC	Delaware
ExpressBill LLC	Delaware
MediFAX-EDI Holding Company	Delaware
IXT Solutions, Inc.	Tennessee
IXT Solutions Services, Inc.	Tennessee
Dakota Imaging LLC	Delaware
Dakota Imaging, S.A.	Costa Rica
CareInsite LLC	Massachusetts
THINC Acquisition LLC	Delaware
THINC, LLC	New York
MediFAX-EDI, LLC	Tennessee
Medi, Inc.	California
MediFAX, Inc.	Tennessee
MediFAX-EDI Holdings, Inc.	Delaware
MediFAX-EDI Services, Inc.	Delaware
Claims Processing Service LLC	Delaware
Kinetra LLC	Delaware
IMS-Net of Colorado LLC	Delaware
IMS-NET of Illinois LLC	Delaware
IMS-Net of Arkansas, Inc. (1)	Arkansas
IMS-NET of Central Florida LLC	Delaware
Minnesota Medical Communication Network, LLC(1)	Colorado
Illinois Medical Information Network LLC	Delaware
Emdeon Clinical Services, LLC	Delaware
Advanced Business Fulfillment, LLC	Delaware
Healthcare Interchange LLC	Delaware
MedE America of Ohio LLC	Delaware
Interactive Payer Network LLC	Delaware

(1)	Less than 100% owned.